SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
June 25, 2004

NASTECH PHARMACEUTICAL COMPANY INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

000-13789	11-2658569
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

3450 Monte Villa Parkway
Bothell, Washington	98021
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(425) 908-3600
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5. OTHER EVENTS.
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

ITEM 5. OTHER EVENTS.

     Effective as of June 25, 2004, Nastech Pharmaceutical Company Inc. (the “Company”) sold an aggregate of 1,136,364 shares of its common stock, par value $0.006 per share, and warrants to purchase up to an aggregate of 511,364 shares of common stock to an institutional investor. The sale was made pursuant to an effective shelf registration statement and a Securities Purchase Agreement, dated June 25, 2004. The Securities Purchase Agreement is filed as Exhibit 99.2 to this report and is incorporated by reference herein, and the Form of Warrant is included as Exhibit 99.3 to this report and is incorporated by reference herein. The sale resulted in gross proceeds to the Company, prior to the deduction of fees and expenses, of $12,500,000. The net proceeds from the sale will be used by the Company for general corporate purposes.

     The warrants are exercisable for up to an aggregate of 511,364 shares of common stock, at an exercise price per share of $14.40. The number of shares issuable on exercise of the warrants and the exercise price is subject to certain price protection and anti-dilution provisions. These include adjustments for stock splits, stock dividends, other distributions, issuance of securities at a price below the exercise price of the warrants, business combinations and similar transactions and provision for cashless exercise of the warrants in certain circumstances. The warrants are exercisable beginning six months from the date of issuance until the fifth anniversary of the date of issuance.

     On June 28, 2004, the Company issued a press release relating to the sale of the common stock and the warrants, a copy of which is also included as Exhibit 99.1 to this report.

     The above summarizes and does not provide a complete description of the Securities Purchase Agreement or the Form of Warrant. The above summary is qualified in its entirety by reference to the full text of these documents, which are attached as exhibits to this report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1 — Press Release dated June 28, 2004.

Exhibit 99.2 — Form of Securities Purchase Agreement.

Exhibit 99.3 — Form of Warrant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASTECH PHARMACEUTICAL COMPANY INC.

(Registrant)

	By:	/s/ Gregory L. Weaver
	Name:	Gregory L. Weaver
	Title:	Chief Financial Officer

Dated: June 28, 2004